Exhibit 3.19

Certificate of Conversion

of a

Corporation Converting

to a

Limited Liability Company

Converting Entity Information

The name of the converting corporation is:

Fiber Network Solutions, Inc.

The jurisdiction of formation of the corporation is:    Texas

The date of formation of the corporation is:    August 23, 2002

The file number, if any, issued to the corporation by the secretary of state, is:   080011549

Plan of Conversion—Alternative Statements

The corporation named above is converting to a limited liability company. The name of the limited liability company is:

Fiber Network Solutions, LLC

The limited liability company will be formed under the laws of:    Texas

☐ The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☒ Instead of attaching the plan of conversion, the corporation certifies to the following statements:

A signed plan of conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is:

21262 US Highway 69 South	Tyler	TX	USA	75703
Street or Mailing Address	City	State	Country	Zip Code

A signed plan of conversion will be on file after the conversion at the principal place of business of the limited liability company, the converted entity. The address of the principal place of business of the limited liability company is:

21262 US Highway 69 South	Tyler	TX	USA	75703
Street or Mailing Address	City	State	Country	Zip Code

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Certificate of Formation for the Converted Entity

☒ The converted entity is a Texas limited liability company. The certificate of formation of the Texas limited liability company is attached to this certificate either as an attachment or exhibit to the plan of conversion, or as an attachment or exhibit to this certificate of conversion if the plan has not been attached to the certificate of conversion.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________________________________________________________________________________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: _____________________________________________________________________________________________

The following event or fact will cause the document to take effect in the manner described below:

Tax Certificate

☐ Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the corporation.

☒ In lieu of providing the tax certificate, the limited liability company as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:  January 21, 2021

/s/ Tim Hooker
Tim Hooker, President
Signature and title of authorized person on behalf of the converting entity

CERTIFICATE OF FORMATION

OF

FIBER NETWORK SOLUTIONS, LLC

The undersigned, pursuant to the provisions of the Texas Business Organizations Code, hereby executes the following Certificate of Formation.

ARTICLE ONE

The filing entity being formed is a limited liability company. The name of the entity is FIBER NETWORK SOLUTIONS, LLC.

ARTICLE TWO

The duration of the filing entity is perpetual.

ARTICLE THREE

The initial registered agent is an individual resident of this state by the name of Tim Hooker. The business address of the registered agent and the registered office address is 21262 US Highway 69 South, Tyler, Texas 75703.

ARTICLE FOUR

The limited liability company is to be managed by Managers. The names and addresses of the initial Managers are as follows:

Name of Manager	Address
Tim Hooker	21262 US Highway 69 South, Tyler, Texas 75703
Andy Hooker	21262 US Highway 69 South, Tyler, Texas 75703

ARTICLE FIVE

The purpose for which the limited liability company is formed is for the transaction of any and all lawful business or activities for which a limited liability company may be organized under the Texas Business Organizations Code.

ARTICLE SIX

The limited liability company is to be formed pursuant to a Plan of Conversion for the conversion of Fiber Network Solutions, Inc., a Texas corporation, that was formed on August 23, 2002 and the address of which is 21262 US Highway 69 South, Tyler, Texas 75703, into the limited liability company.

ARTICLE SEVEN

The name and address of the organizer is: Tim Hooker, 21262 US Highway 69 South, Tyler, Texas 75703.

ARTICLE EIGHT

This document becomes effective when the document is filed by the Texas Secretary of State.

CERTIFICATE OF FORMATION

ARTICLE NINE

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date:  January 21, 2021

/s/ Tim Hooker
Signature of Organizer
Tim Hooker
Printed or typed name of Organizer

CERTIFICATE OF FORMATION

Certificate of Amendment

Entity Information

The name of the filing entity is:

Fiber Network Solutions, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is:   803908662

The date of formation of the entity is:   8-23-2002

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity. use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

QualTek Renewables LLC

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent

(Complete either A or B, but not both. Also complete C.)

☐ A.The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐ B.The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.

C.The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions lo the certificate of formation may be made in the space provided below. If the  space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date:  June 15, 2021

By:	/s/ Christopher S. Hisey

Signature of authorized person
Christopher S. Hisey
Printed or typed name of authorized person (see instructions)